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                                                                 Exhibit 10.56

                              ADVERTISING AGREEMENT

         THIS ADVERTISING AGREEMENT, executed as of this 19th day of November, 1999, is among Advanced Communications Group, Inc., a Delaware corporation ("ACG"), and Ionex Telecommunications, Inc., a Delaware corporation ("Ionex").

                                    RECITAL

         A. ACG owns all of the issued and outstanding shares of common stock of Feist Long Distance Service, Inc., a Kansas corporation, Firstel, Inc., a South Dakota corporation, Telecom Resources, Inc., a Texas corporation, and Value-line of Longview, Inc., a Texas corporation (collectively, the "CLECs").

         B. Pursuant to a Stock Purchase Agreement dated as of July 14, 1999 and the First Amendment to the Stock Purchase Agreement of even date herewith, (the "Stock Purchase Agreement") among Compass Telecommunications, Inc. (now known as Ionex Telecommunications, Inc.), ACG and the CLECs, ACG wishes to sell, and Ionex wishes to buy, all of the issued and outstanding shares of common stock of the CLECs owned by ACG.

         C. ACG owns all the issued and outstanding shares of Great Western Directories, Inc., a Texas corporation ("GWD"), and owns and operates the website known as WorldPages.com ("WorldPages").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

         1.       ADVERTISEMENTS.

                  1.1 INTERNET ADVERTISEMENTS. For the term of this Agreement, ACG shall cause GWD and/or WorldPages to maintain in its Internet directory a prominent banner advertisement (hereinafter referred to as the "Web Ad") containing information to be furnished periodically by Ionex. GWD will maintain the banner advertisement at no charge to Ionex. Ionex may obtain from GWD and/or WorldPages, at market rates to be agreed upon by ACG and Ionex, market by market or product by product customization of such information.

                  The Web Ad shall contain a hypertext link to the Ionex web site. The Web Ad shall appear in all 3,000 directories (in a prominent place, i.e., in the top center) in each of six product/service categories which shall be selected by Ionex. In addition to the six product/service categories referenced in the preceding sentence, at Ionex's request, and expense, either GWD or WorldPages shall cause the Web Ad to appear in additional product/service categories at a the cost of $6,000 per additional product/service category.

                  1.2 YELLOW PAGES ADVERTISEMENTS. For the term of this Agreement and at no cost to Ionex, GWD shall publish (a) one full tabbed page (consisting of the back side of the tab)


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and the facing page as furnished by Ionex and (b) box advertising which is at least equal to the largest advertisement in the category (and, in any event, no smaller than 2QC) as furnished by Ionex in each of six product/service categories to be selected by Ionex (the pages referenced in (a) and (b) above being together, the "Advertising Pages"). If requested, GWD shall provide additional pages at a reasonable cost to Ionex. The forward text or tabbed information portion of the Advertising Pages shall appear before the "telephone companies" portion of the yellow pages text of the telephone directories.

                  1.3 GWD ADVERTISING TERRITORY. GWD shall publish the Advertising Pages in each market where, as of the date hereof, (a) GWD or WorldPages distributes print directories and (b) and any of the CLECs have customers (the "Territory"). The Territory may be expanded by mutual agreement of the parties hereto.

                  1.4 CONTENT OF ADVERTISEMENTS. The Web Ad and the Advertising Pages shall contain information describing Ionex's and its subsidiaries' communications services, including, but not limited to, long distance telephone services, local telephone services, Internet access services, conference calling services, fax services and cellular telephone services available to prospective Ionex customers, as well as information on how to use and order such services. Ionex must obtain ACG's approval, which shall not be unreasonably withheld or denied by ACG, of all content to be placed in the Web Ad and on the Advertising Pages.

         2.       LIMITATION OF LIABILITY.

                  2.1 LIMITATION OF LIABILITY GENERALLY. IN NO EVENT SHALL ACG OR GWD BE LIABLE TO IONEX, ANY READER OF THE ADVERTISING PAGES, OR ANY END-USER OF THE WEB AD FOR LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF DATA (IN THE CASE OF THE WEB AD), INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL OR OTHER SIMILAR DAMAGES ARISING OUT OF THE FAILURE OF ACG OR GWD TO MEET ITS OBLIGATIONS UNDER THIS AGREEMENT.

                  2.2 NO WARRANTY. NEITHER ACG NOR GWD MAKE ANY WARRANTIES HEREUNDER, EITHER EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). NEITHER ACG NOR GWD REPRESENT OR WARRANT THAT THE CONTENT OF THE ADVERTISING PAGES AND THE WEB AD WILL BE ERROR-FREE OR UNINTERRUPTED, AND IONEX UNDERSTANDS AND ACKNOWLEDGES IN CONNECTION WITH THE WEB AD THAT FOR MAINTENANCE PURPOSES OR FOR OTHER CAUSE, WHETHER INTENTIONAL OR ACCIDENTAL, THE WEBSITE AND DATABASE MAINTAINED BY GWD MAY BE INACCESSIBLE OR UNUSABLE FROM TIME TO TIME.

                  2.3 ERRORS IN ADVERTISEMENT CONTENT. In the event that Ionex's information in the Web Ad or on the Advertising Pages contains errors or omissions, GWD will take such reasonable steps to correct such errors or omissions upon receipt of written notice from Ionex.

                  2.4 FORCE MAJEURE. Neither ACG nor GWD shall be liable to Ionex for any claims, damages, losses or expenses arising out of the non-performance of any of either ACG's


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or GWD's obligations under this Agreement if such claims, damages, losses or expenses are due to computer and associated equipment outages, acts or omissions of any common carrier in the provision of regulated common carrier services, telecommunications disruptions, outages, failures, downtime and/or delays in processing information due to causes other than the negligence of ACG or GWD, fire, explosion, earthquake, lightning, pest damage, power surges or failures, water, acts of God, the elements, civil disturbances, acts of civil or military authorities or of the public enemy, strikes or labor disputes.

         3. INDEMNIFICATION. IONEX SHALL INDEMNIFY AND HOLD HARMLESS ACG AND GWD, THEIR EMPLOYEES, THEIR SUBSIDIARIES, AND THEIR SUBSIDIARIES' EMPLOYEES FROM AND AGAINST ALL CLAIMS, DAMAGES, LOSSES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING FROM THE CONTENT OF OR OUT OF THE USE OF THE ADVERTISING PAGES OR THE WEB AD. NOTWITHSTANDING THE FOREGOING, HOWEVER, IONEX SHALL HAVE NO OBLIGATION TO INDEMNIFY EITHER ACG OR GWD AGAINST ANY CLAIMS, DAMAGES, LOSSES OR EXPENSES IN CONNECTION WITH THE ADVERTISING PAGES OR THE WEB AD ARISING FROM, AND TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER ACG OR GWD, THEIR EMPLOYEES, THEIR SUBSIDIARIES, AND THEIR SUBSIDIARIES' EMPLOYEES OR FOR ANY OTHER LIABILITY, LOSS OR DAMAGE ACG OR GWD MIGHT SUFFER AS A RESULT OF ACG'S OR GWD'S BREACH OF THIS AGREEMENT.

         4.       TERM.

                  4.1 TERM. This Agreement shall commence on the Closing Date (as defined in the Stock Purchase Agreement), and shall continue (a) regarding the Web Ad, for five (5) years, and (b) regarding the Advertising Pages, until the date of publication and distribution of the fifth annual edition from the Closing Date of every telephone directory containing the Advertising Pages published by GWD in the Territory.

                  4.2 TERMINATION FOR BREACH. Notwithstanding the foregoing provision, this Agreement may be terminated by the non-breaching party upon the material breach by ACG or Ionex of this Agreement, provided that the non-breaching party has provided the breaching party fifteen (15) days' prior written notice of the non-breaching party's intention to terminate this Agreement and the breaching party has failed to cure such breach within such period. The termination of this Agreement by a party by reason of a material breach by the other party shall not relieve such other party of any of its obligations accrued under this Agreement before the effective date of such termination or of any liability for breach of this Agreement.

                  4.3 SURVIVAL OF CERTAIN PROVISIONS. SECTIONS 3 and 4 shall survive the termination of this Agreement.

         5.       MISCELLANEOUS.

                  5.1 AMENDMENT. This Agreement may be amended, modified or supplemented, but only in writing executed by each of the parties hereto.

                  5.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if


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sent by telex, facsimile or other wire transmission or (c) six (6) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                           (a)      If to ACG, addressed as follows:

                                    Advanced Communications Group, Inc.
                                    Mr. Michael A. Pruss
                                    390 South Woods Mill Road
                                    Chesterfield, MO 63017
                                    Facsimile No.: (314) 205-8141

                           with a copy to:

                                    Blackwell Sanders Peper Martin, LLP
                                    720 Olive Street, 24th Floor
                                    St. Louis, MO 63 101
                                    Attention: Matthew W. Geekie
                                    Facsimile No.: (314) 345-6060

                           (b)      If to Ionex, addressed as follows:

                                    Ionex Telecommunications, Inc.
                                    1950 Stemmons Freeway
                                    Suite 4033
                                    Dallas, TX 75207
                                    Attention: Rick L. Weller
                                    Facsimile No.: (214) 760-9705

                           with a copy to:

                                    Mayer, Brown & Platt
                                    190 South LaSalle Street
                                    Chicago, IL 60603
                                    Attention: John R. Sagan
                                    Facsimile No.: (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                  5.3 WAIVER. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.


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                  5.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.5 INTERPRETATION. The headings preceding the text of the Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall be in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

                  5.6 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof

                  5.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of the other party hereto, which shall not be unreasonably withheld or denied.

                  5.8 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective successors, affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                  5.9 ENTIRE UNDERSTANDING. This Agreement set forth the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings among the parties.

                  5.10 JURISDICTION OF DISPUTES: WAIVER OF JURY TRIAL. In the event either party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, with respect to any matters described or contemplated herein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the city of Dallas, Texas, whether a state or federal court, (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in Dallas, Texas), (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of Texas, (e) agree to notify the

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other party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of Dallas, Texas, satisfactory to ACG and Ionex, to serve in place of such agent and deliver to the other party written evidence of such substitute agent's acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth herein for communications to such party, (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law.

EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                   ADVANCED COMMUNICATIONS GROUP, INC.


                                   By: /s/ Richard A. O'Neal

                                   Name:   Richard A. O'Neal

                                   Title: Chairman and Acting
                                          Chief Executive Officer


                                   IONEX TELECOMMUNICATIONS, INC.


                                   By: /s/ R.C. Mark Baker

                                   Name: R.C. Mark Baker

                                   Title: Chief Executive Officer